Exhibit 99.1

Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Announces Appointment of Two New Independent Directors

BOCA RATON, Fla., February 28, 2011 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced the appointments of Edwin J. Kozlowski and Stuart Goldfarb to its Board of Directors and the Company’s Audit Committee, effective immediately.  Mr. Kozlowski was also appointed to serve as Chairman of the Audit Committee.

Mr. Kozlowski has more than 30 years of financial experience working in the retail and nutritional supplement industries.  From 2001 to 2004, Mr. Kozlowski served as Executive Vice President and Chief Operating Officer of Retail Ventures, Inc., a retail holding company with three operating units: DSW, Value City Department Store and Filenes Basement.  While at Retail Ventures he served as Senior Vice President, Chief Financial Officer and Chief Operating Officer of the DSW division in 2001.  Prior to joining Retail Ventures, Inc., Mr. Kozlowski was Executive Vice President and Chief Financial Officer of General Nutrition Companies, Inc. (‘GNC’) from 1990 to 2000.  From 1978 to 1990, Mr. Kozlowski held various financial management positions within GNC.  He also has served in senior financial positions at H.K. Porter Company and Arthur Young, LLP.

Mr. Goldfarb has more than 25 years of direct marketing, media and e-commerce experience.  He served as the President and CEO of Direct Brands, Inc., the world’s largest direct marketer of music, DVDs, and books from 2001 to 2009.  Prior to joining Direct Brands, Inc., Mr. Goldfarb was President and CEO of bol.com, Bertelsmann’s premier online retailer of books and music, doing business in 18 European and Asian countries.  Before joining Bertelsmann, he was Vice Chairman of Value Vision International, a cable TV home shopping and e-commerce company and held various executive level positions at NBC, including Executive Vice President, Worldwide Business Development.

“We are pleased to announce the appointment of two new independent directors to the Board and believe each candidate brings a wealth of experience from their respective industries.  Ed is an ideal choice to serve as Chairman of the Company’s Audit Committee given his significant financial experience and in-depth knowledge of the nutritional supplement industry,” commented Michael Kumin, Vitacost.com's interim Chairman of the Board.  “We are also extremely pleased to announce Stuart’s appointment given his extensive career and expertise in direct marketing and e-commerce related companies.”

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s growth prospects, the growth of the health and wellness category, the expansion of the Company’s online health and wellness leadership position and the Company’s product offerings, involve known and unknown risks and uncertainties, which may cause the Company’s actual results to differ materially from historical and expected results and those expressed or implied in the forward-looking statements.  These risks and uncertainties include, among other things, the current global economic downturn; difficulty expanding the Company’s manufacturing and distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients; and costs associated with stockholder litigation.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed for the full year ended December 31, 2009 and the Company’s subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.